EXHIBIT 10.1

AMENDMENT NO. 3 TO FINANCING AGREEMENT
AMENDMENT NO. 3, dated as of December 5, 2017 (this “Amendment”), to the Financing Agreement, dated as of September 24, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among Remark Holdings, Inc., a Delaware corporation (the “Parent”), each subsidiary of the Parent listed as a “U.S. Borrower” on the signature pages thereto (together with the Parent and each other Person that executes a Joinder Agreement (as defined therein) and becomes a “U.S. Borrower” thereunder, each a “U.S. Borrower” and, collectively, jointly and severally, the “U.S. Borrowers”), KanKan Limited, a company organized under the laws of the British Virgin Islands (the “BVI Borrower” and together with the U.S. Borrowers, each, a “Borrower” and, collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined therein), each a “Guarantor” and, collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), MGG Investment Group LP (“MGG”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and MGG, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and, collectively, the “Agents”).
WHEREAS, the Loan Parties have requested that the Lenders amend certain terms and conditions of the Financing Agreement as more fully set forth herein, and the Lenders are willing to amend certain terms and conditions of the Financing Agreement on the terms set forth herein;
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2. Amendments.

(a) New Definitions. Section 1.01 of the Financing Agreement is hereby amended by adding the following defined terms thereto in appropriate alphabetical order:

“Third Amendment” means Amendment No. 3 to Financing Agreement, dated as of December 5, 2017, among the Borrowers, the Guarantors, the Lenders, and the Agents.
“Third Amendment Effective Date” shall have the meaning specified therefor in Section 4 of the Third Amendment.

(b) Amendment and Restatement of Certain Definitions. Section 1.01 of the Financing Agreement is hereby amended by amending and restating the definitions of the following terms, to read in their entirety as follows:

“Permitted Intercompany Investments” means Investments made by (a) a U.S. Loan Party to or in another U.S. Loan Party, (b) a Subsidiary that is not a U.S. Loan Party to or in another Subsidiary that is not a Loan Party, (c) a Subsidiary that is not a U.S. Loan Party to or in a Loan Party, so long as, in the case of a loan or advance, the parties thereto are party to the Intercompany Subordination Agreement and (d) a U.S. Loan Party to or in a Subsidiary that is not a U.S. Loan Party so long as (i) the aggregate amount of all such Investments outstanding at any time made by the U.S. Loan Parties to or in Subsidiaries that are not U.S. Loan Parties does not exceed (A) the aggregate amount of $15,000,000 in the case of Subsidiaries of the Parent that are not U.S. Loan Parties, and whose primary business is the operation of the KanKan social media channel; provided, that both before and after giving effect to such Investment, (x) the Loan Parties shall be in compliance with Section 7.03(d) and (y) all Second Future Equity Raise Amounts (as defined in the Side Letter and without giving effect to the “best efforts” qualifier in Section 6 of the Side Letter) shall have been deposited in an account subject to a Control Agreement and (B) $350,000 in the case of all other Subsidiaries of the Parent that are not U.S. Loan Parties (not including any Subsidiary covered by subclause (A)), and (ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment.”
“Fee Letter” means the fee letter, dated as of the Effective Date, as amended and restated as of the Third Amendment Effective Date, among the Borrowers and the Agents.
“Side Letter” means the side letter, dated as of the Effective Date and amended and restated as of the Third Amendment Effective Date, by and between the Collateral Agent and the Administrative Borrower.
(c) Amendment to Section 7.03(a). Section 7.03(a) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“(a)    “Consolidated Gross Revenue of KanKan.” Permit the consolidated gross revenues of KanKan HK Limited and any other Subsidiary of the Parent that participates in the KanKan social media channel business for any fiscal quarter period of the Parent and its Subsidiaries for which the fiscal quarter ends on a date set forth below to be less than the amount set forth opposite such date:

Fiscal Quarter End	Consolidated Revenue
December 31, 2017	$2,500,000
March 31, 2018	$3,000,000
June 30, 2018 and the last day of each fiscal quarter ended thereafter	$4,000,000”

(d) Amendment to Section 7.03(b). Section 7.03(b) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“(b)    “Consolidated EBITDA of Vegas.com and its Subsidiaries.” Permit Consolidated EBITDA of Vegas.com and its Subsidiaries for any four fiscal quarter period of Vegas.com and its Subsidiaries to be less than $7,500,000 at the end of any fiscal quarter.”
3. Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of the Loan Parties to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or immediately prior to the Third Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Third Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business in, and is in good standing in each jurisdiction where the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and be in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Authorization, Etc. The execution and delivery by each Loan Party of this Amendment and each other Loan Document to which it is or will be a party, and the performance by it of the Financing Agreement, as amended hereby, (i) are within the power and authority of such Loan Party and have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Governing Documents, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except (solely for the purposes of this subclause (iv)) to the extent that such default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect and (v) do not contravene any applicable Requirement of Law or any Contractual Obligation binding on or otherwise affecting it or any of its properties, except (solely for the purposes of this subclause (v)) to the extent it could not reasonably be expected to have a Material Adverse Effect.

(d) Enforceability of Loan Documents. This Amendment is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by principles of equity.

(e) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment.

4. Conditions to Effectiveness. This Amendment shall become effective as of the date when, and only when, all of the following conditions have been satisfied as determined in Collateral Agent’s discretion (such date, the “Third Amendment Effective Date”):

(a) Collateral Agent shall have received this Amendment duly executed by the Loan Parties, each Agent and each Lender;

(b) Collateral Agent shall have received the Fee Letter (as amended and restated on the Third Amendment Effective Date), duly executed by the Borrowers and the Agents;

(c) Collateral Agent shall have received the Side Letter (as amended and restated on the Third Amendment Effective Date), duly executed by the Borrowers and the Agents;

(d) The Borrowers shall have paid on or before the Third Amendment Effective Date all fees, costs and expenses then invoiced and payable, if any, pursuant to this Amendment and Section 2.06 (including fees provided for in the Fee Letter) and 12.04 of the Financing Agreement; and

(e) The representations and warranties contained in this Amendment, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the Third Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct on and as of such earlier date in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date, and no Default or Event of Default has occurred and is continuing as of the Third Amendment Effective Date (as defined below) or would result from this Amendment becoming effective in accordance with its terms.

5. Continued Effectiveness of the Financing Agreement and Other Loan Documents. Each Loan Party hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Financing Agreement and each other Loan Document (including the Shareholder Letter) to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Third Amendment Effective Date, all references in any such Loan Document to “the Financing Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment (c) confirms and agrees that, to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, for the benefit of the Agents and the Lenders, or to grant to the Collateral Agent, for the benefit of the Agents and the Lenders, a security interest in or Lien on any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects and (d) with respect to each Loan Party that is a Guarantor, confirms and agrees that all of the provisions of and obligations under its Guaranty are hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties’ obligations to repay the Loans in accordance with the terms of Financing Agreement or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Financing Agreement or any other Loan Document nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

6. Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing) and (b) the Agents and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Agents and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case prior to the Third Amendment Effective Date, directly arising out of, connected with or related to the Financing Agreement or any other Loan Document or any act, event or transaction related or attendant thereto (other than this Amendment or the agreements of any Agent or any Lender contained therein) or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby. The foregoing release does not release or discharge, or operate to waive performance by, the Agents or the Lenders of their express agreements and obligations stated in the Loan Documents on or after the Third Amendment Effective Date.

7. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an immediate Event of Default under the Financing Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Amendment shall have been incorrect in any respect when made or deemed made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e) Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

U.S. BORROWERS:

REMARK HOLDINGS, INC.
BANKS.COM, INC.
BIKINI.COM LLC
FILELATER.COM LLC
ROOMLIA, INC.
TAXEXTENSION LLC
VEGAS.COM, LLC

By:	/s/ Douglas Osrow
	Name:	Douglas Osrow
	Title:	Chief Financial Officer

BVI BORROWER:

KANKAN LIMITED

By:	/s/ Kai-Shing Tao
	Name:	Kai-Shing Tao
	Title:	Chief Executive Officer

GUARANTORS:

CASINO TRAVEL & TOURS, LLC
CTT TOURS, LLC
CT&T TRANSPORTATION, LLC
INTAC INTERNATIONAL, INC.
LV.COM, LLC
REMARK TRAVEL, INC.
SLAPTV LLC
REMARK HOLDINGS SPV, INC.

By:	/s/ Douglas Osrow
	Name:	Douglas Osrow
	Title:	Chief Financial Officer

Amendment No. 3 to Financing Agreement

GUARANTORS:

RAAD PRODUCTIONS, LLC

By:	/s/ Douglas Osrow
	Name:	Douglas Osrow
	Title:	Chief Financial Officer

Amendment No. 3 to Financing Agreement

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

MGG INVESTMENT GROUP LP

By:	MGG GP LLC,
its general partner

By:	/s/ Kevin F. Griffin
	Name:	Kevin F. Griffin
	Title:	Chief Executive Officer

Amendment No. 3 to Financing Agreement

LENDERS:

MGG FUNDING II LLC

By:	/s/ Kevin Griffin
	Name:	Kevin Griffin
	Title:	Chief Executive Officer and Chief Investment Officer

MGG SF DRAWDOWN UNLEVERED FUND LP

By:	/s/ Kevin Griffin
	Name:	Kevin Griffin
	Title:	Chief Executive Officer and Chief Investment Officer

MGG SF EVERGREEN FUND LP

By:	/s/ Kevin Griffin
	Name:	Kevin Griffin
	Title:	Chief Executive Officer and Chief Investment Officer

MGG SF EVERGREEN MASTER FUND (CAYMAN) LP

By:	/s/ Kevin Griffin
	Name:	Kevin Griffin
	Title:	Chief Executive Officer and Chief Investment Officer

Amendment No. 3 to Financing Agreement

MGG SF DRAWDOWN MASTER FUND (CAYMAN) LP

By:	/s/ Kevin Griffin
	Name:	Kevin Griffin
	Title:	Chief Executive Officer and Chief Investment Officer

MGG OFFSHORE FUNDING I, LLC

By:	/s/ Kevin Griffin
	Name:	Kevin Griffin
	Title:	Chief Executive Officer and Chief Investment Officer

MGG CANADA FUND LP

By:	/s/ Kevin Griffin
	Name:	Kevin Griffin
	Title:	Chief Executive Officer and Chief Investment Officer

Amendment No. 3 to Financing Agreement